As filed with the Securities and Exchange Commission on April 14, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPSWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3340178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of Principal Executive Offices, including Zip Code)

2000 Incentive Stock Plan

Employee Stock Purchase Plan

(Full Title of the Plans)

Benjamin A. Horowitz
President and Chief Executive Officer

Opsware Inc.
599 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 774-7300

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California  94041

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	3,261,468	(1)	$8.57	(3)	$27,950,780	(3)	$2,990.73
Common Stock, $0.001 par value	1,630,734	(2)	$7.28	(3)	$11,871,743	(3)	$1,270.27
Total	4,892,202				$39,822,523		$4,261.00

(1)          Represents shares automatically reserved on February 1, 2004 for issuance upon the exercise of stock options that may be granted under the 2000 Incentive Stock Plan. Shares issuable upon exercise of the options granted under the 2000 Incentive Stock Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762) and May 1, 2003 (Registration No. 333-104904).

(2)          Represents shares automatically reserved on February 1, 2004 for issuance upon the exercise of purchase rights that may be granted under the Employee Stock Purchase Plan. Shares issuable upon exercise of the options granted under the Employee Stock Purchase Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762) and May 1, 2003 (Registration No. 333-104904).

(3)          Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and based on $8.57, the average of the high and low sales price reported on the NASDAQ National Market on April 11, 2006. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers an aggregate of 4,892,202 additional shares of common stock automatically reserved on February 1, 2004, for issuance upon exercise of stock options granted under the Registrant’s 2000 Incentive Stock Plan and Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 9, 2001 (Registration No. 333-56762) and May 1, 2003 (Registration No. 333-104904).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission are incorporated herein by reference:

(a) the Registrant’s latest Annual Report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c) the description of the Registrant’s Common Stock contained in the Registrant’s registration statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this Registration Statement by reference and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed Incorporated Document or in any prospectus or prospectus supplement modifies or supersedes such statement.

ITEM 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 8.             EXHIBITS.

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	2-16-01	3.2

4.02	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF 14A	000-32377	7-10-02	Annex B

4.03	Amended and Restated Bylaws of the Registrant.	10-K	000-32377	5-1-02	3.2

4.04	Registrant’s Amended and Restated 2000 Incentive Stock Plan.	10-K	000-32377	5-1-03	10.3

4.05	Registrant’s Employee Stock Purchase Plan.	10-K	000-32377	5-1-03	10.4

5.01	Opinion of Fenwick & West LLP.					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (See page II-3).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Opsware Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of April 2006.

OPSWARE INC.

By:	/s/ Benjamin A. Horowitz
Benjamin A. Horowitz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Benjamin A. Horowitz and Jordan J. Breslow, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Benjamin A. Horowitz	Chief Executive Officer,	April 13, 2006
Benjamin A. Horowitz	President and a Director
(Principal Executive Officer)

/s/ Sharlene P. Abrams	Chief Financial Officer	April 13, 2006
Sharlene P. Abrams	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Marc L. Andreessen	Chairman of the Board of Directors	April 13, 2006
Marc L. Andreessen

/s/ William V. Campbell	Director	April 13, 2006
William V. Campbell

/s/ Mike J. Homer	Director	April 13, 2006
Mike J. Homer

/s/ Simon M. Lorne	Director	April 13, 2006
Simon M. Lorne

/s/ Michael S. Ovitz	Director	April 13, 2006
Michael S. Ovitz

/s/ Michelangelo J. Volpi	Director	April 13, 2006
Michelangelo J. Volpi

II-3

Exhibit Index

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	2-16-01	3.2

4.02	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF 14A	000-32377	7-10-02	Annex B

4.03	Amended and Restated Bylaws of the Registrant.	10-K	000-32377	5-1-02	3.2

4.04	Registrant’s Amended and Restated 2000 Incentive Stock Plan.	10-K	000-32377	5-1-03	10.3

4.05	Registrant’s Employee Stock Purchase Plan.	10-K	000-32377	5-1-03	10.4

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (See page II-3).					X